U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: February 25, 2003



                      URBAN TELEVISION NETWORK CORPORATION
             (Exact Name of registrant as specified in its Charter)




         Nevada                     33-58972                  22-2800078
------------------------      --------------------     -------------------------
(State of Incorporation)       Commission File No.          (IRS Employer
                                                           Identification No.)


18505 Highway 377 South, Fort Worth, TX                          76126
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, (   817   )       512       -       3033
                               -----------  -------------     ---------------




                     (Registrant's former name and address)

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On February 7, 2003, we entered into an Exchange Agreement with the majority shareholders of Urban Television Network Corporation, a Texas corporation (UTNC). We acquired ninety (90%) of the issued and outstanding capital stock of UTNC. We issued 13,248,000 of our common shares in exchange for 13,248,000 UTNC common shares. This transaction was approved by the majority shareholder of the Company. The exchange transaction was summarized in an Information Statement on Schedule 14C distributed to shareholders during the quarter ending December 31, 2002.

         Certain Relationships and Related Transactions
         ----------------------------------------------

         This Exchange Agreement was negotiated between the Company and UTNC in a transaction with management. The management of the Company and UTNC are the same individuals. Management of the Company were shareholders in UTNC, the acquired company. The transaction does not represent an arms-length transaction. The exchange shares were issued on a one share for one share basis thereby maintaining the relative share ownership of UTNC shareholders.

         As provided for in the Exchange Agreement, our shares have been issued as follows: Randy Moseley-970,000; Richard J. Halden-1,368,041; Laura S. Moseley-1,000,000; Travis TeSelle-1,000,000; Marc Pace-980,000; Jonathan and
Jennifer Moseley-650,000; Stanley Woods-1,950,000; Clear Fork Investments, LLC-1,465,972; Joseph McConley-355,000; Timothy J. Halden-1,750,000; Stafford Conner-758-987; Kevin Williams-500,000 and David Simon-500,000. Randy Moseley is our President and Chief Executive and Financial Officer and a member of the board of directors. Marc Pace is a member of the board of directors. Stanley Woods is our Secretary and a member of the board of directors. Laura S. Moseley is the spouse of Randy Moseley. Clear Fork Investments, LLC is a company owned by Randy Moseley. These shares were issued in a private, non-public exempt transaction and are restricted securities. They were issued under the transaction exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

         These shares were authorized for issuance on February 7, 2003 and will bring the Company's total issued and outstanding common stock to 14,664,636 shares. Giving effect to this issuance, the following two tables show our 5% and management security ownership.

         Security Ownership of Certain Beneficial Owners and Management.
         ---------------------------------------------------------------

(a)      Beneficial Ownership of 5%.

         Table 1 lists the persons who are known to the Company to be the owners of more than five percent of the Company's equity shares giving effect to the Exchange Agreement.


Table 1.

         (1)                  (2)                          (3)                   (4)
Title of Class         Name and Address              Amount and Nature     Percent of Class

Common Stock

Randy Moseley     18505 Hwy 377 So., Ft. Worth, TX   4,235,972 (Note 1)         28.9
Stanley Woods     18505 Hwy 377 So., Ft. Worth, TX   1,950,000                  13.3


Timothy Halden    201 Palomino Ct.,Ft. Worth, TX     1,750,000                  11.9
Richard Halden    201 Palomino Ct.,Ft. Worth, TX     1,368,041                   9.3
Travis TeSelle    405 Kenshire, Ft. Worth, TX        1,000,000                   6.8
Marc Pace         18505 Hwy 377 So., Ft. Worth, TX     980,000                   6.7
Stafford Conner   Rt. 1, Box 134A, Buna, Tx            758,987                   5.2

Total                                               12,043,000                  82.1%


         Note 1

Randy Moseley's share ownership above reflects his personal ownership (970,000 shares) including Laura Moseley, his spouse (1,000,000 shares), Clear Fork Investment, LLC (1,465,972 shares) and UTNC (800,000 shares). Mr. Moseley has the right to vote the UTNC shares and is therefore considered the beneficial owner.

(b)      Security Ownership of Management.

         Table 2 lists Company shares owned by management.

         Table 2.

         (1)                  (2)                          (3)                   (4)
Title of Class         Name and Address              Amount and Nature     Percent of Class

Randy Moseley     18505 Hwy 377 So., Ft. Worth, TX   4,235,972 (Note 1)         28.9
Stanley Woods     18505 Hwy 377 So., Ft. Worth, TX   1,950,000                  13.3
Marc Pace         18505 Hwy 377 So., Ft. Worth, TX     980,000                   6.7
David Simon       18505 Hwy 377 So., Ft. Worth, TX     500,000                   3.4

                  All Directors
                  /Officers Group                    7,465,972                  52.3%


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of business acquired. N/A
         (b)      Pro Forma financial information. N/A
         (c)      Index to Exhibits.

         Exhibit Number    Description

                  3.0      Exchange Agreement w/o Exhibits

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Urban Television Network Corp.
Dated: February 25, 2003
                                                   /s/ Randy Moseley
                                                  ------------------------------
                                                  By: Randy Moseley
                                                  Title: President